UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2010
NICOR INC.
(Exact name of registrant as specified in its charter)

Illinois	1-7297	36-2855175
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)
1844 Ferry Road
Naperville, Illinois 60563-9600
(Address of principal executive offices) (Zip Code)
(630) 305-9500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Merger Agreement
On December 6, 2010, AGL Resources Inc., a Georgia corporation (“AGL Resources”) and Nicor Inc., an Illinois corporation (“Nicor”), announced that their respective boards of directors approved and the parties entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among AGL Resources, Nicor, Ottawa Acquisition LLC, an Illinois limited liability company (“Merger LLC”), and Apollo Acquisition Corp., an Illinois corporation (“Merger Sub”). Both Merger LLC and Merger Sub are wholly-owned subsidiaries of AGL Resources. Pursuant to the Merger Agreement, Merger Sub will merge with and into Nicor (the “Merger”), with Nicor to be the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly-owned subsidiary of AGL Resources, which will be followed immediately after the effective time of the Merger (the “Effective Time”), by a merger of the Surviving Corporation with and into Merger LLC (the “Subsequent Merger”, and together with the Merger, the “Transaction”), with Merger LLC to be the surviving entity in the Subsequent Merger. It is anticipated that AGL Resources’ shareholders will own approximately 67% and Nicor shareholders will own approximately 33% of the outstanding common stock of AGL Resources following the completion of the Transaction.
At the Effective Time, each share of common stock of Nicor outstanding will be converted into the right to receive consideration consisting of (i) $21.20 in cash and (ii) 0.8382 of a share of AGL Resources common stock (the “Merger Consideration”). Immediately prior to the Effective Time, each share of restricted Nicor common stock will vest in full, and each such share of restricted stock will be converted into the right to receive the Merger Consideration, subject to withholding taxes. Immediately prior to the Effective Time, each outstanding vested or unvested restricted stock unit in respect of Nicor common stock will be cancelled, and the holder of each such restricted stock unit will be entitled to receive a cash payment equal to the product of (i) the number of shares of Nicor common stock subject to such restricted stock unit, and (ii) the value of the Merger Consideration, subject to withholding taxes. In addition, immediately prior to the Effective Time, each option to purchase Nicor common stock that is outstanding will be cancelled, and the holder of each such option will be entitled to receive a cash payment in an amount equal to the product of (i) the number of shares previously subject to such option and (ii) the excess, if any, of (A) the value of the Merger Consideration over (B) the exercise price per share of the option, subject to withholding taxes.
The Merger Agreement also provides that upon the consummation of the Transaction, the board of directors of AGL Resources will be made up of sixteen members consisting of the twelve current directors of AGL Resources and four designees of Nicor.
The completion of the Merger is subject to various customary conditions, including, among others (i) the approval of the Nicor shareholders, (ii) the approval of the AGL Resources shareholders to (A) amend the Amended and Restated Articles of Incorporation of AGL Resources to increase the maximum size of the AGL Resources board of directors, and (B) issue shares of AGL Resources common stock under the rules of the New York Stock Exchange, (iii) clearance under the Hart-Scott-Rodino Antitrust Improvements Act, (iv) effectiveness of the registration statement for the AGL Resources shares of common stock to be issued to Nicor shareholders in the Merger and approval of the listing of such shares on the New York Stock Exchange, (v) receipt of all required regulatory approvals from, among others, the Illinois Commerce Commission, and (vi) subject to certain materiality exceptions, the accuracy of the representations and warranties made by Nicor and AGL Resources, respectively, and compliance by Nicor and AGL Resources with their respective obligations under the Merger Agreement. The Merger and the Subsequent Merger, considered together as a single integrated transaction for United States federal income tax purposes along with the other transactions effected pursuant to the Merger Agreement, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.
The Merger Agreement contains (a) customary representations and warranties of Nicor and AGL Resources, and (b) covenants of Nicor and AGL Resources (i) to conduct their respective businesses in the ordinary course and (ii) with respect to, among other things, cooperation on seeking necessary regulatory approvals and access to information. Nicor and AGL Resources have also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions, or enter into any agreement, concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions. AGL Resources has agreed to use its reasonable best efforts to (i) obtain the financing contemplated by the commitment letter, as described in further detail below; and (ii) obtain regulatory approvals necessary to consummate the Merger.
The Merger Agreement contains certain termination rights for each of Nicor and AGL Resources, including each party’s right to terminate the Merger Agreement under certain circumstances to enter into a “Superior Proposal” (as defined in the Merger Agreement). In addition, the Merger Agreement provides that in connection with the termination of the Merger Agreement under specified circumstances, Nicor may be required to pay AGL Resources a termination fee of $67 million (or $36 million in the event Nicor terminates to accept an acquisition proposal received prior to the 45th day after the date of the Merger Agreement), and AGL Resources may be required to pay Nicor a termination fee of $67 million. Further, the Merger Agreement provides that if either party terminates the Merger Agreement due to a failure by AGL Resources to obtain the necessary financing for the Transaction, then AGL Resources may be required to pay Nicor a “Financing Failure Fee” (as defined in the Merger Agreement) of $115 million.
Item 9.01 Financial Statements and Exhibits.
The agreements included as exhibits to this report contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.
     (d)      Exhibits
2.1	Agreement and Plan of Merger, dated December 6, 2010 among parties
Caution Regarding Forward-Looking Information and “Safe Harbor” Statement
To the extent any statements made in this document contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, “forward-looking statements”).
These forward-looking statements relate to, among other things, the expected benefits of the proposed merger such as efficiencies, cost savings, tax benefits, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the combined company; and the expected timing of the completion of the transaction. Forward-looking statements can generally be identified by the use of words such as “believe”, “anticipate”, “expect”, “estimate”, “intend”, “continue”, “plan”, “project”, “will”, “may”, “should”, “could”, “would”, “target”, “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although certain of these statements set out herein are indicated above, all of the statements in this document that contain forward-looking statements are qualified by these cautionary statements. Although AGL Resources and Nicor believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the failure to receive, on a timely basis or otherwise, the required approvals by AGL Resources and Nicor stockholders and government or regulatory agencies (including the terms of such approvals); the risk that a condition to closing of the merger may not be satisfied; the possibility that the anticipated benefits and synergies from the proposed merger cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of AGL Resources and Nicor operations will be greater than expected; the ability of the combined company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the impact of legislative, regulatory, competitive and technological changes; the risk that the credit ratings of the combined company may be different from what the companies expect; and other risk factors relating to the energy industry, as detailed from time to time in each of AGL Resources’ and Nicor’s reports filed with the Securities and Exchange Commission (“SEC”). There can be no assurance that the proposed merger will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this document, as well as under Item 1.A. in each of AGL Resources’ and Nicor’s Annual Report on Form 10-K for the fiscal year December 31, 2009, and Item 1.A in each of AGL Resources’ and Nicor’s most recent Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010. AGL Resources and Nicor caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to AGL Resources and Nicor, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to AGL Resources and Nicor or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this presentation. Neither AGL Resources nor Nicor undertakes any obligation to update or revise any forward-looking statement, except as may be required by law.
Additional Information
In connection with the proposed merger, AGL Resources plans to file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of AGL Resources and Nicor that also constitutes a prospectus of AGL Resources. AGL Resources and Nicor will mail the joint proxy statement/prospectus to their respective stockholders. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about AGL Resources and Nicor, free of charge, at the website maintained by the SEC at www.sec.gov. You may also obtain these documents, free of charge, from AGL Resources’ website (www.aglresources.com) under the tab Investor Relations/SEC Filings or by directing a request to AGL Resources, P.O. Box 4569, Atlanta, GA, 30302-4569. You may also obtain these documents, free of charge, from Nicor’s website (www.nicor.com) under the tab Investor Information/SEC Filings or by directing a request to Nicor, P.O. Box 3014, Naperville, IL 60566-7014.
The respective directors and executive officers of AGL Resources and Nicor, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding AGL Resources’ directors and executive officers is available in its definitive proxy statement filed with the SEC by AGL Resources on March 15, 2010, and information regarding Nicor directors and executive officers is available in its definitive proxy statement filed with the SEC by Nicor on March 10, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nicor Inc.
Date December 7, 2010	/s/ PAUL C. GRACEY, JR.
Paul C. Gracey, Jr.
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit
Number	Description of Documents

2.1	Agreement and Plan of Merger, dated as of December 6, 2010, by and among AGL Resources Inc., Apollo Acquisition Corp., Ottawa Acquisition LLC and Nicor Inc.